EXHIBIT 5.1

                                 ADORNO & ZEDER
                           A PROFESSIONAL ASSOCIATION

                           2601 SOUTH BAYSHORE DRIVE
                                   SUITE 1600
                              MIAMI, FLORIDA 33133
                            TELEPHONE (305) 858-555

                                  October 9, 1996               FACSIMILE
                                                             (305) 858-4777

Evans Evironmental Corporation
1000 Southern Boulevard
Suite 300
West Palm Beach, Fl 33405

Gentlemen:

         Evans Environmental Corporation (the "Company") has requested us to pass upon the legality of the 4,108,720 shares of Common Stock, $.012 par value, to be issued pursuant to a registration statement (the "Registration Statement") under cover of Form S-3 (the "Offering").

         In preparing this opinion we have examined and relied upon originals or copies, certified or otherwise, authenticated to our satisfaction, of such documents as we consider necessary or appropriate as a basis for the opinions hereinafter stated.

         Based on the foregoing we are of the opinion that the Company's Common Stock to be issued in the Offering will have been duly authorized, legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                      Very truly yours,


                                                      \s\ ADORNO & ZEDER, P.A.